[MEMORIAL FUNDS LOGO] MEMORIAL
                                               FUNDS


                             SHAREHOLDER SERVICE AND
                             DISTRIBUTION AGREEMENT

      AGREEMENT  made  this  January  30,  2004,  between  Memorial  Funds  (the
"Trust"), a Delaware Trust with its principal place of business at 555 North Lane, Suite 6160, Conshohocken, Pennsylvania 19428 and Parkway Advisors Group, Inc. d/b/a Parkway Solutions ("Parkway"), a Nevada corporation organized under the laws of the State of Nevada with its registered place of business at 6550 Director's Parkway, Abilene, Texas 79606.

      WHEREAS, the Trust has adopted a Shareholder Service and Distribution Plan (the "Service Plan") pursuant to Rule 12b-1 under the Investment Company Act of 1940 with respect to each series of the Trust (each a "Fund" and collectively the "Funds") that authorizes the Trust to pay various persons for "distribution" and "Non-distribution" services; and

      WHEREAS, Parkway has, pursuant to a Shareholder Service Agreement, dated October 1, 2002, received fees from the Trust for maintaining and providing non-distribution services to shareholder accounts of each series of the Trust; and

      WHEREAS, Parkway is willing to continue performing those non-distribution services plus the services required by the Service Plan on the terms and conditions set forth in this Agreement.

      SECTION 1. SERVICES

      Pursuant to the Service Plan, the Board of Trustees has appointed Parkway as the person responsible for the administering the Service Plan. Parkway shall review and administer the Service Plan. As called for by the Service Plan, Parkway will determine if a use of plan proceeds is for "distribution" or "non-distribution" services, disburse monies accordingly, and report to the Board.

      SECTION 2. COMPENSATION

      (a) The amount of fees associated with the services to be performed pursuant to the Service Plan are set forth in the Service Plan - essentially they shall be assessed at an annual rate of 0.25 percent of the average daily net assets of the Funds.

      (b) No special compensation shall be paid to Parkway; however, to the extent the Service Plan proceeds are not disbursed to other service providers, Parkway is entitled to retain the balance as compensation for its services.


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      SECTION 3. SERVICE AND DISTRIBUTION ACTIVITIES

      Distribution and non-distribution service activities are detailed in the Service Plan. In the event Parkway has questions concerning whether a particular service comes within the allowed activities, it shall consult with Trust counsel and, if necessary, obtain guidance from the Board of Trustees.

      SECTION 4. REPRESENTATIONS OF PARKWAY

      Parkway represents that:

      (a) the compensation payable to it under this Agreement in connection with the investment of its customers' assets in a fund (i) will be disclosed by Parkway to its customers, (ii) will be authorized by its customers, (iii) will not result in an excessive fee to Parkway, and (iv) will not result in fees to Parkway in violation of applicable federal and state laws and regulations;

      (b) if it is a member of the NASD, it shall abide by the Rules of Fair practice of the NASD;

      (c) in connection with sales and offers to sell shares of a Fund, it will furnish to or otherwise ensure that each person to whom any such sale or offer is made, a copy of the Fund's then current prospectus;

      (d) the performance of all its obligation hereunder will comply with all applicable laws and regulations, including any applicable Federal securities law and any requirements to deliver confirmations to its customers, the provision of its customers, the provisions of it charter documents and by laws and all material contractual obligations binding upon Parkway; and

      (e) after Parkway becomes so aware, it will promptly inform Parkway of any change in applicable laws or regulations (or interpretations thereof) or in its charter or by-laws or material contracts which would prevent or impair full performance of any of its obligations hereunder.

      SECTION 5. TRUST LITERATURE

      Parkway is not authorized to make any representations concerning shares of any Fund except those contained in the current prospectus and statement of additional information ("SAI") and printed information issued by the Trust as information supplemental to the prospectus. Parkway will supply Parkway upon its request with Prospectuses, SAIs, reasonable quantities of supplemental sales literature and additional information. Parkway agrees not to use other advertising or sales material relating to a Fund unless approved in writing by Parkway in advance of such use. Any printed information furnished by Parkway other than the then current prospectus and SAI, periodic reports and proxy solicitation materials are Parkway's sole responsibility and are not the responsibility of the Trust and the Trust shall have no liability or responsibility to Parkway in these respects unless expressly assumed in connection therewith. Parkway shall have no responsibility with regard to the accuracy or completeness of any of the printed information furnished by Parkway and shall be held harmless by Parkway from and against any cost or loss arising therefrom.


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      SECTION 6. REPORTS

      Parkway shall prepare and furnish to the Trust all reports required by the Service Plan -- setting forth all amounts expended by Parkway and identifying the activities for which the expenditures were made.

      SECTION 7. INDEMNIFICATION

      Parkway agrees to indemnify and hold harmless the Trust from any claims, expenses, or liabilities incurred by Parkway as a result of any act or omission of Parkway.

      SECTION 8. EFFECTIVENESS, DURATION AND TERMINATION

      (a) This Agreement shall become effective on the date hereof and upon its effectiveness, shall supersede all previous agreements between the parties covering the subject matter hereof.

      (b)   This Agreement shall continue in effect indefinitely.

      (c) This Agreement may be terminated upon thirty (30) days' notice, written notice, without payment of any penalty, by any party hereto.

      SECTION 9. NOTICES

      Any notice under this Agreement shall be in writing and shall be addressed and delivered, or mailed, postage prepaid to the other party's principal place of business, or to such other place as shall have been previously specified by written notice given to the other party.

      SECTION 10. AMENDMENTS

      This Agreement may be amended by the parties at any time.

      SECTION 11. USE OF THE TRUST'S NAME

      Parkway shall not use the name of the Trust or a Fund on any checks, bank drafts, Bank statements or forms for other than internal use in manner not approved by the Trust prior thereto in writing; providing however, that the approval of the Trust shall not be required for the use of the Trust's or Fund's name which merely refers in accurate and factual terms to the Trust or Fund in connection with Parkway's role hereunder or which is required by appropriate regulatory, governmental or judicial authority; provided, further, that in no event shall such approval be unreasonable withheld or delayed.


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      SECTION 12. MISCELLANEOUS

      (a) This Agreement shall be construed in accordance with the laws of the State of Texas.

      (b) If any provision of this Agreement shall be held invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

      (c) This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

      IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed all as of the day and year first above written.



MEMORIAL FUNDS:                             PARKWAY ADVISORS GROUP, INC.
                                            "PARKWAY SOLUTIONS"

BY: /s/ Paul B. Ordonio                     BY: /s/ Carl C. Peterson
    -------------------------------             ---------------------------
    PAUL B. ORDONIO, VICE PRESIDENT             CARL C. PETERSON, PRESIDENT



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